Exhibit 4.1

EXECUTION VERSION

ENBRIDGE INC.

OFFICERS’ CERTIFICATE
PURSUANT TO SECTIONS 102, 201, AND 301 OF THE INDENTURE

March 8, 2023

We, Jonathan E. Gould, Vice President, Treasury, Risk & Pensions, and Karen K.L. Uehara, Vice President & Corporate Secretary, of Enbridge Inc., a corporation duly incorporated under the Companies Act of the Northwest Territories and continued and existing under the Canada Business Corporations Act (the “Company”), in connection with the issuance by the Company on the date hereof of (i) US$2,300,000,000 aggregate principal amount of the Company’s 5.700% Sustainability-Linked Senior Notes due 2033 (the “Sustainability-Linked Senior Notes”) and (ii) US$700,000,000 aggregate principal amount of the Company’s 5.969% Senior Notes due 2026 (the “Senior Notes” and, together with the Sustainability-Linked Senior Notes, the “Notes”), each hereby certify pursuant to Sections 102, 201 and 301 of the Indenture, dated as of February 25, 2005, between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 2012, between the Company and the Trustee, the Sixth Supplemental Indenture, dated as of May 13, 2019, among the Trustee, the Company, Spectra Energy Partners, LP, a Delaware limited partnership (“SEP”), and Enbridge Energy Partners, L.P., a Delaware limited partnership (“EEP” and, together with SEP, the “Guarantors”) and the Eighth Supplemental Indenture, dated as of June 28, 2021, among the Trustee, the Company and the Guarantors (such Indenture, as amended and supplemented, the “Indenture”), that:

1.	The undersigned has read all of the conditions (including all definitions relating thereto) set forth in the Indenture for the authorization, issuance, authentication and delivery of the Notes.

2.	The undersigned has examined the documents submitted by the Company to the Trustee relating to the Notes and certain other Company documents and records, including the Resolutions of the Board of Directors of the Company (the “Board”) referred to below and the actions of the Vice President, Treasury, Risk & Pensions and the Vice President & Corporate Secretary of the Company referred to below.

3.	The undersigned has made such examination or investigation as is necessary to enable him or her, as the case may be, to express the informed opinion set forth in Paragraph 4 of this Certificate.

4.	In the opinion of the undersigned, the conditions of the applicable provisions of the Indenture have been complied with in connection with the issuance of the Notes.

5.	On March 6, 2023, in accordance with the Resolutions approved by the Board of Directors of the Company at a meeting of the Board held on November 29, 2022, certain of the Authorized Officers (as defined in the Resolutions), following discussions by telephone among the officers of the Company and representatives of the Underwriters (as defined below) with respect to the terms to be established in respect of the issue and sale of the Notes to the several underwriters named in Schedule II (the “Underwriters”) to the Underwriting Agreement, dated as of March 6, 2023, among the Company and each of the Guarantors and J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, SMBC Nikko Securities America, Inc. and Truist Securities, Inc., as representatives of the Underwriters, and the resale by the Underwriters of the Notes to the public, agreed upon and set the terms concerning the issue of the Notes, in accordance with Section 301 of the Indenture. The terms of the Notes, form of the Sustainability-Linked Senior Notes and form of the Senior Notes are attached hereto as Exhibits A, B and C, respectively.

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IN WITNESS WHEREOF, each of the undersigned has executed this Certificate on behalf of the Company as of the date first written above.

ENBRIDGE INC.

By:	/s/ Jonathan E. Gould
	Name:	Jonathan E. Gould
	Title:	Vice President, Treasury, Risk & Pensions

By:	/s/ Karen K.L. Uehara
	Name:	Karen K.L. Uehara
	Title:	Vice President & Corporate Secretary

[Signature Page to Officers’ Certificate Pursuant to Indenture]

Exhibit A

A-1

Terms of US$2,300,000,000 5.700% Sustainability-Linked Senior Notes due 2033

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

(1)	Title of Securities: “5.700% Sustainability-Linked Senior Notes due 2033” (the “Sustainability-Linked Senior Notes”).

(2)	Total Aggregate Principal Amount of Sustainability-Linked Senior Notes to be initially issued and sold to the Underwriters for Resale to the Public: US$2,300,000,000. The Company may, at any time, and from time to time, issue additional Sustainability-Linked Senior Notes under the Indenture in unlimited amounts having the same terms as the Sustainability-Linked Senior Notes, and such additional Sustainability-Linked Senior Notes will, together with the then existing Sustainability-Linked Senior Notes and any notes which may be issued in exchange or substitution therefor, constitute a single series of notes under the Indenture.

(3)	Guarantees: In accordance with Section 1401 of the Indenture, the Sustainability-Linked Senior Notes are guaranteed by both Guarantors.

(4)	Maturity Date: March 8, 2033 (the “Sustainability-Linked Maturity Date”).

(5)	Interest: The Sustainability-Linked Senior Notes will bear interest at the rate of 5.700% per annum (the “Initial Sustainability-Linked Interest Rate”), subject to increase as described in the immediately following provisions of this Section (5), accruing from March 8, 2023, or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

From and including September 8, 2031 (or if such day is not a Business Day, the next succeeding Business Day) (the “Step Up Date”), the interest rate payable on the Sustainability-Linked Senior Notes shall be increased by 50 basis points to 6.200% per annum (the “Step Up Interest Rate”), unless the Company has notified the Trustee in writing on or before the date that is 15 days prior to September 8, 2031 (the “Notification Due Date”) in the form of an Officers’ Certificate (the “Satisfaction Notification”) certifying that (i) the Company has determined that the Company has satisfied the GHG Intensity Performance Target (as defined herein) and (ii) the Company has received a related Assurance Letter from the External Verifier. For the avoidance of doubt, if the Company has provided the Trustee with the Satisfaction Notification on or prior to the Notification Due Date, then the interest rate payable on the Sustainability-Linked Senior Notes shall not increase from the Initial Sustainability-Linked Interest Rate pursuant to this paragraph.

The interest rate applicable to the Sustainability-Linked Senior Notes will only be adjusted on the Step Up Date based upon the satisfaction or non-satisfaction of the GHG Intensity Performance Target on or prior to the Notification Due Date. Any satisfaction of the GHG Intensity Performance Target subsequent to the Notification Due Date or cessation of satisfaction, or any failure to satisfy the GHG Intensity Performance Target subsequent to the Notification Due Date will not result in an adjustment to the interest rate payable on the Sustainability-Linked Senior Notes.

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The Trustee shall not be obliged to monitor, inquire or verify as to whether the GHG Intensity Performance Target has been satisfied. With respect to the rate at which the Sustainability-Linked Senior Notes will bear interest, the Trustee shall be fully protected in conclusively relying upon the Satisfaction Notification delivered to the Trustee by the Company on or prior to the Notification Due Date, which sets out, among other things, the interest rate for the Sustainability-Linked Senior Notes.

For purposes of this Section 5 and, as applicable, Section 9, the following defined terms apply:

“Absolute GHG Emissions” means, for any period, the total aggregate amount of Scope 1 Emissions and Scope 2 Emissions for such period, which, for greater certainty, will not include the purchase of carbon offsets.

“External Verifier” means one or more qualified independent public accountants or environmental consultants of recognized national standing designated from time to time by the Company to provide limited assurance on the Company’s GHG Intensity.

“GHG Intensity” means the Absolute GHG Emissions per petajoule of energy delivered (throughput) by assets under the operational control of the Company and its Subsidiaries in a fiscal year, as calculated at the end of such fiscal year in accordance with the Company’s internal throughput calculation methodology. The Company may elect, without the consent of the Noteholders, to switch from the operational control approach for calculating GHG Intensity to an equity share or financial control approach or, in the event of significant or structural changes at the Company (including acquisitions, divestitures, mergers or other corporate actions with similar effect), changes in a calculation methodology for GHG emissions and emissions intensity used by the Company’s peers or the market in general or adopted as industry standard or required by law, changes in data availability due to improved calculation methodologies or better data collection processes or accessibility or the discovery of data errors, may, in good faith, and without the consent of the Noteholders, make other adjustments to the Company’s internal methodology for calculating energy throughput and Absolute GHG Emissions and/or to the 2018 baseline GHG Intensity, provided that any such adjustment shall be guided by the GHG Protocol and/or other applicable market standards or regulatory requirements and in the aggregate maintain or increase the proposed level of ambition of the GHG Intensity Performance Target in all material respects.

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“GHG Intensity Performance Reference Period” means the fiscal year of the Company ending December 31, 2030, provided that, for the purposes of a redemption of the Sustainability-Linked Senior Notes in advance of the GHG Intensity Performance Target Observation Date, “GHG Intensity Performance Reference Period” for such Sustainability-Linked Senior Notes to be redeemed shall mean the most recent fiscal year of the Company ended prior to the date that notice of redemption is given to holders of such Sustainability-Linked Senior Notes to be redeemed.

“GHG Intensity Performance Target” means a reduction of GHG Intensity of 35% during the GHG Intensity Performance Reference Period relative to the GHG Intensity for the Company’s 2018 fiscal year, provided that if the Company subsequently issues sustainability-linked notes linked to the same GHG Intensity Performance Target and the same GHG Intensity Performance Target Observation Date, but with a higher reduction target, the GHG Intensity Performance Target shall be automatically adjusted upward to equal the GHG Intensity reduction percentage required by such subsequent sustainability-linked notes.

“GHG Intensity Performance Target Observation Date” means December 31, 2030.

“GHG Protocol” means the second (2nd) revised edition of the GHG Protocol Corporate Accounting and Reporting Standard of the World Business Council for Sustainable Development and World Resources Institute available at https://ghgprotocol.org/sites/default/files/standards/ghg-protocolrevised.pdf. In the event an updated version of the GHG Protocol is published, the Company may elect at its option to apply such revised version for the purposes of calculating Absolute GHG Emissions and GHG Intensity.

“Scope 1 Emissions” means, for any period, direct greenhouse gas emissions or equivalent CO2 emissions occurring from sources that are controlled by the Company and its Subsidiaries in the operation of their business, which are determined by the Company in accordance with the GHG Protocol and the Company’s internally developed methodology.

“Scope 2 Emissions” means, for any period, indirect greenhouse gas emissions or equivalent CO2 emissions occurring from the generation of purchased and imported electricity consumed by the Company and its Subsidiaries in the operation of their business, which are determined by the Company in accordance with the GHG Protocol and the Company’s internally developed methodology (which may utilize a location-based and/or market-based method).

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“Subsidiary” means, solely with respect to the definitions of “Scope 1 Emissions” and “Scope 2 Emissions”, with respect to the Company: (a) any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by the Company or one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries; (b) any partnership of which, at the time, the Company or one or more of its Subsidiaries, or the Company and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner (or the general partner of a general partner), in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or (c) any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by the Company, or one or more of its Subsidiaries, or the Company and one or more of its Subsidiaries.

(6)	Interest Payment Dates: March 8 and September 8 of each year, beginning September 8, 2023, subject to adjustment if any such day is not a Business Day.

(7)	Regular Record Dates for Interest Payable on any Interest Payment Date: The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Sustainability-Linked Senior Notes (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 21 or August 24, whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Sustainability-Linked Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Sustainability-Linked Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Sustainability-Linked Senior Notes may be listed, and upon such notice as may be required by such exchange, in each case, all as more fully provided in the Indenture.

(8)	Place of Payment for the Sustainability-Linked Senior Notes: The place of payment of the principal of (and premium, if any) and any such interest on the Sustainability-Linked Senior Notes will be the office or agency of the Company maintained for that purpose, which initially shall be the Trustee’s corporate trust office in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, including by wire transfer of such payment to the person entitled to receive such payments as specified in the Security Register; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

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(9)	Optional Redemption: Prior to December 8, 2032 (the “Sustainability-Linked Notes Par Call Date”), the Company may redeem the Sustainability-Linked Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

a.	(i) the sum of the present values of the remaining scheduled payments of principal and interest on the Sustainability-Linked Senior Notes to be redeemed discounted to the Sustainability-Linked Senior Notes Redemption Date (assuming the Sustainability-Linked Senior Notes matured on the Sustainability-Linked Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points less (ii) interest accrued on the principal amount of the Sustainability-Linked Senior Notes to be redeemed to the Sustainability-Linked Senior Notes Redemption Date, and

b.	100% of the principal amount of the Sustainability-Linked Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the Sustainability-Linked Senior Notes being redeemed to, but not including, the Sustainability-Linked Senior Notes Redemption Date.

On or after the Sustainability-Linked Notes Par Call Date, the Company may redeem the Sustainability-Linked Senior Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Sustainability-Linked Senior Notes being redeemed plus accrued and unpaid interest principal amount of the Sustainability-Linked Senior Notes to be redeemed to the to the Sustainability-Linked Senior Notes Redemption Date.

Solely for the purpose of calculating the applicable interest rate for determining accrued and unpaid interest to the Sustainability-Linked Senior Notes Redemption Date for the Sustainability-Linked Senior Notes, if any, and the remaining scheduled payments of interest for the Sustainability-Linked Senior Notes, the applicable interest rate will be calculated assuming that the Company has not satisfied the GHG Intensity Performance Target, unless the Company has provided the Satisfaction Notification on or prior to the date notice of redemption is delivered to the Trustee, in which case the applicable interest rate shall be calculated assuming the Company has satisfied the GHG Intensity Performance Target.

In connection with such optional redemption, the following defined terms apply:

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“Sustainability-Linked Senior Notes Redemption Date” means the date fixed for redemption of the Sustainability-Linked Senior Notes.

“Treasury Rate” means, with respect to any Sustainability-Linked Senior Notes Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Sustainability-Linked Senior Notes Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Sustainability-Linked Senior Notes Redemption Date to the Sustainability-Linked Notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Sustainability-Linked Notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Sustainability-Linked Senior Notes Redemption Date.

If on the third Business Day preceding the Sustainability-Linked Senior Notes Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Sustainability-Linked Senior Notes Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Sustainability-Linked Notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the Sustainability-Linked Notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Sustainability-Linked Notes Par Call Date, one with a maturity date preceding the Sustainability-Linked Notes Par Call Date and one with a maturity date following the Sustainability-Linked Notes Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Sustainability-Linked Notes Par Call Date. If there are two or more United States Treasury securities maturing on the Sustainability-Linked Notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

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The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Sustainability-Linked Senior Notes Redemption Date to each Holder of the Sustainability-Linked Senior Notes to be redeemed.

In the case of a partial redemption, selection of the Sustainability-Linked Senior Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Sustainability-Linked Senior Notes of a principal amount of US$1,000 or less will be redeemed in part. If any Sustainability-Linked Senior Note is to be redeemed in part only, the notice of redemption that relates to the Sustainability-Linked Senior Note will state the portion of the principal amount of the Sustainability-Linked Senior Note to be redeemed. A new Sustainability-Linked Senior Note in a principal amount equal to the unredeemed portion of the Sustainability-Linked Senior Note will be issued in the name of the Holder of the Sustainability-Linked Senior Note upon surrender for cancellation of the original Sustainability-Linked Senior Note. For so long as the Sustainability-Linked Senior Notes are held by the Depositary, the redemption of the Sustainability-Linked Senior Notes shall be done in accordance with the policies and procedures of the Depositary.

Notice of redemption of any Sustainability-Linked Senior Notes given to the Holders of the Sustainability-Linked Senior Notes may be conditional and, in such case, such notice of redemption shall specify the details and terms of any event (e.g., a financing, asset disposition or other transaction) on which such redemption is conditional.

Unless the Company defaults in payment of the Redemption Price, on and after the Sustainability-Linked Senior Notes Redemption Date interest will cease to accrue on the Sustainability-Linked Senior Notes or portions thereof called for redemption.

(10)	Additional Amounts:

The Company will, subject to the exceptions and limitations set forth below, pay to the Holder of a Sustainability-Linked Senior Note who is a non-resident of Canada under the Income Tax Act (Canada) such additional amounts as may be necessary so that every net payment on such Sustainability-Linked Senior Note, after deduction or withholding by the Company or of any Paying Agent for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, “Canadian Taxes”) upon or as a result of such payment, will not be less than the amount provided in the Sustainability-Linked Senior Notes to be then due and payable (and the Company shall remit the full amount withheld to the relevant authority in accordance with applicable law); provided, however, that the Company will not be required to make any payment of additional amounts:

(a)	to any person in respect of whom such taxes are required to be withheld or deducted as a result of such person or any other person that has a beneficial interest in respect of any payment under the Sustainability-Linked Senior Notes not dealing at arm’s length with the Company (within the meaning of the Income Tax Act (Canada)), (ii) being a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Company, or (iii) not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”;

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(b)	to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of a Sustainability-Linked Senior Note or receiving any payments or exercising any rights thereunder), including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

(c)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for: (i) the presentation by the Holder of a Sustainability-Linked Senior Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the Holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of, any such taxes, assessment or charge;

(d)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(e)	for or on account of any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment to a person on a Sustainability-Linked Senior Note if such payment can be made to such person without such withholding by at least one other Paying Agent the identity of which is provided to such person;

(f)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a Sustainability-Linked Senior Note;

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(g)	any withholding or deduction imposed pursuant to: (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between the Company or the Guarantors and the United States or any authority thereof implementing FATCA; or

(h)	for any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor will additional amounts be paid with respect to any payment on a Sustainability-Linked Senior Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Sustainability-Linked Senior Note.

The Company will furnish to the Holders of the Sustainability-Linked Senior Notes by mail, within 30 days after the date of the payment of any Canadian Taxes due under applicable law, certified copies of tax receipts or other documents evidencing such payment.

Wherever in the Sustainability-Linked Senior Notes or the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Sustainability-Linked Senior Notes, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof.

(11)	Tax Redemption: The Sustainability-Linked Senior Notes will be subject to redemption at any time at a Redemption Price equal to the principal amount of the Sustainability-Linked Senior Notes, together with accrued and unpaid interest to the Sustainability-Linked Senior Notes Redemption Date, upon the giving of the notice as described below, if the Company (or its successor) determines that (1) as a result of (A) any amendment to or change (including any announced prospective change) in the laws or related regulations of Canada (or the Company’s successors’ jurisdiction of organization) or of any applicable political subdivision or taxing authority or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority announced or becoming effective on or after March 6, 2023, the Company has or will become obligated to pay, on the next Interest Payment Date for the Sustainability-Linked Senior Notes, additional amounts with respect to any notes of the series as described above, or (2) on or after March 6, 2023, any action has been taken by any taxing authority of, or any decision has been rendered by a court in, Canada (or the Company’s successors’ jurisdiction of organization) or any applicable political subdivision or taxing authority, including any of those actions specified in (1) above, whether or not the action was taken or decision rendered with respect to the Company, or any change, amendment, application or interpretation is officially proposed, which, in the opinion of the Company’s counsel, will result in the Company becoming obligated to pay, on the next Interest Payment Date, additional amounts with respect to any note of the series, and the Company has determined that the obligation cannot be avoided by the use of reasonable available measures. Notice of redemption of the Sustainability-Linked Senior Notes will be given once not more than 60 nor less than 10 days prior to the Sustainability Linked Notes Redemption Date and will specify the date fixed for redemption.

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(12)	Denominations: The Sustainability-Linked Senior Notes are issuable only in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000 thereof.

(13)	Sinking Fund: The Sustainability-Linked Senior Notes will not be subject to any sinking fund.

(14)	Defeasance and Covenant Defeasance: The Sustainability-Linked Senior Notes will be subject to defeasance and discharge as provided in Sections 1302 and 1303 of the Indenture.

(15)	Form of Securities: The Sustainability-Linked Senior Notes will be initially represented by fully registered global notes deposited in book-entry form with, or on behalf of, The Depository Trust Company (the “Depositary”), and registered in the name of Cede & Co., as nominee of the Depositary, or such other name as may be requested by an authorized representative of the Depositary. The Sustainability-Linked Senior Notes may be transferred or exchanged only through the Depositary and its participants, except under the circumstances specified in the Indenture.

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Terms of US$700,000,000 5.969% Senior Notes due 2026

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

(1)	Title of Securities: “5.969% Senior Notes due 2026” (the “Senior Notes”).

(2)	Total Aggregate Principal Amount of Senior Notes to be initially issued and sold to the Underwriters for Resale to the Public: US$700,000,000. The Company may, at any time, and from time to time, issue additional Senior Notes under the Indenture in unlimited amounts having the same terms as the Senior Notes, and such additional Senior Notes will, together with the then existing Senior Notes and any notes which may be issued in exchange or substitution therefor, constitute a single series of notes under the Indenture.

(3)	Guarantees: In accordance with Section 1401 of the Indenture, the Senior Notes are guaranteed by both Guarantors.

(4)	Maturity Date: March 8, 2026 (the “Senior Maturity Date”).

(5)	Interest: The Senior Notes will bear interest at the rate of 5.969% per annum, accruing from March 8, 2023, or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

(6)	Interest Payment Dates: March 8 and September 8 of each year, beginning September 8, 2023, subject to adjustment if any such day is not a Business Day.

(7)	Regular Record Dates for Interest Payable on any Interest Payment Date: The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Senior Notes (or one or more Predecessor Securities) is registered on the close of business on the Regular Record Date for such interest, which shall be the February 21 or August 24, whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, in each case, all as more fully provided in the Indenture.

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(8)	Place of Payment for the Senior Notes: The place of payment of the principal of (and premium, if any) and any such interest on the Senior Notes will be the office or agency of the Company maintained for that purpose, which initially shall be the Trustee’s corporate trust office in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, including by wire transfer of such payment to the person entitled to receive such payments as specified in the Security Register; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

(9)	Optional Redemption: Prior to March 8, 2024 (the “Senior Notes Par Call Date”), the Company may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

a.	(i) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed discounted to the Senior Notes Redemption Date (assuming the Senior Notes matured on the Senior Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 25 basis points less (ii) interest accrued on the principal amount of the Senior Notes to be redeemed to the Senior Notes Redemption Date, and

b.	100% of the principal amount of the Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to, but not including, the Senior Notes Redemption Date.

On or after the Senior Notes Par Call Date, the Company may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the Senior Notes Redemption Date.

In connection with such optional redemption, the following defined terms apply:

“Senior Notes Redemption Date” means the date fixed for redemption of the Senior Notes.

“Treasury Rate” means, with respect to any Senior Notes Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

A-13

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Senior Notes Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Senior Notes Redemption Date to the Senior Notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Senior Notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Senior Notes Redemption Date.

If on the third Business Day preceding the Senior Notes Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Senior Notes Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Senior Notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the Senior Notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Senior Notes Par Call Date, one with a maturity date preceding the Senior Notes Par Call Date and one with a maturity date following the Senior Notes Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Senior Notes Par Call Date. If there are two or more United States Treasury securities maturing on the Senior Notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Senior Notes Redemption Date to each Holder of the Senior Notes to be redeemed.

A-14

In the case of a partial redemption, selection of the Senior Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Senior Notes of a principal amount of US$1,000 or less will be redeemed in part. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to the Senior Note will state the portion of the principal amount of the Senior Note to be redeemed. A new Senior Note in a principal amount equal to the unredeemed portion of the Senior Note will be issued in the name of the Holder of the Senior Note upon surrender for cancellation of the original Senior Note. For so long as the Senior Notes are held by the Depositary, the redemption of the Senior Notes shall be done in accordance with the policies and procedures of the Depositary.

Notice of redemption of any Senior Notes given to the Holders of the Senior Notes may be conditional and, in such case, such notice of redemption shall specify the details and terms of any event (e.g., a financing, asset disposition or other transaction) on which such redemption is conditional.

Unless the Company defaults in payment of the Redemption Price, on and after the Senior Notes Redemption Date interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

(10)	Additional Amounts: The Company will, subject to the exceptions and limitations set forth below, pay to the Holder of a Senior Note who is a non-resident of Canada under the Income Tax Act (Canada) such additional amounts as may be necessary so that every net payment on such Senior Note, after deduction or withholding by the Company or of any Paying Agent for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, “Canadian Taxes”) upon or as a result of such payment, will not be less than the amount provided in the Senior Notes to be then due and payable (and the Company shall remit the full amount withheld to the relevant authority in accordance with applicable law); provided, however, that the Company will not be required to make any payment of additional amounts:

(a)	to any person in respect of whom such taxes are required to be withheld or deducted as a result of such person or any other person that has a beneficial interest in respect of any payment under the Senior Notes not dealing at arm’s length with the Company (within the meaning of the Income Tax Act (Canada)), (ii) being a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Company, or (iii) not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”;

(b)	to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of a Senior Note or receiving any payments or exercising any rights thereunder), including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

A-15

(c)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for: (i) the presentation by the Holder of a Senior Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the Holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of, any such taxes, assessment or charge;

(d)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(e)	for or on account of any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment to a person on a Senior Note if such payment can be made to such person without such withholding by at least one other Paying Agent the identity of which is provided to such person;

(f)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a Senior Note;

(g)	any withholding or deduction imposed pursuant to: (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between the Company or the Guarantors and the United States or any authority thereof implementing FATCA; or

(h)	for any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor will additional amounts be paid with respect to any payment on a Senior Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Senior Note.

The Company will furnish to the Holders of the Senior Notes by mail, within 30 days after the date of the payment of any Canadian Taxes due under applicable law, certified copies of tax receipts or other documents evidencing such payment.

A-16

Wherever in the Senior Notes or the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Senior Notes, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof.

(11)	Tax Redemption: The Senior Notes will be subject to redemption at any time at a Redemption Price equal to the principal amount of the Senior Notes, together with accrued and unpaid interest to the Senior Notes Redemption Date, upon the giving of the notice as described below, if the Company (or its successor) determines that (1) as a result of (A) any amendment to or change (including any announced prospective change) in the laws or related regulations of Canada (or the Company’s successors’ jurisdiction of organization) or of any applicable political subdivision or taxing authority or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority announced or becoming effective on or after March 6, 2023, the Company has or will become obligated to pay, on the next Interest Payment Date for the Senior Notes, additional amounts with respect to any notes of the series as described above, or (2) on or after March 6, 2023, any action has been taken by any taxing authority of, or any decision has been rendered by a court in, Canada (or the Company’s successors’ jurisdiction of organization) or any applicable political subdivision or taxing authority, including any of those actions specified in (1) above, whether or not the action was taken or decision rendered with respect to the Company, or any change, amendment, application or interpretation is officially proposed, which, in the opinion of the Company’s counsel, will result in the Company becoming obligated to pay, on the next Interest Payment Date, additional amounts with respect to any note of the series, and the Company has determined that the obligation cannot be avoided by the use of reasonable available measures. Notice of the redemption of Senior Notes will be given once not more than 60 nor less than 10 days prior to the Senior Notes Redemption Date and will specify the date fixed for redemption.

(12)	Denominations: The Senior Notes are issuable only in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000 thereof.

(13)	Sinking Fund: The Senior Notes will not be subject to any sinking fund.

(14)	Defeasance and Covenant Defeasance: The Senior Notes will be subject to defeasance and discharge as provided in Sections 1302 and 1303 of the Indenture.

(15)	Form of Securities: The Senior Notes will be initially represented by fully registered global notes deposited in book-entry form with, or on behalf of, The Depository Trust Company (the “Depositary”), and registered in the name of Cede & Co., as nominee of the Depositary, or such other name as may be requested by an authorized representative of the Depositary. The Senior Notes may be transferred or exchanged only through the Depositary and its participants, except under the circumstances specified in the Indenture.

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Exhibit B

Form of the Sustainability-Linked Senior Notes

[See attached.]

B-1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ENBRIDGE INC.

5.700% Sustainability-Linked Senior Notes due 2033

CUSIP No.: 29250N BR5

ISIN No.: US29250NBR52

No.	R-1	US$500,000,000

ENBRIDGE INC., a corporation duly incorporated under the Companies Act of the Northwest Territories and continued and existing under the Canada Business Corporations Act (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $500,000,000 Dollars on March 8, 2033, and to pay interest thereon from March 8, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 8 and September 8 in each year, commencing September 8, 2023 at the rate of 5.700% per annum (the “Initial Interest Rate”), subject to increase as described in the reverse hereof, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 21 or August 24 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, in each case, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of New York or Calgary, Alberta, Canada, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, including by wire transfer of such payment to the person entitled to receive such payments as specified in the Security Register; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ENBRIDGE INC.

By:
	Name:	Jonathan E. Gould
	Title:	Vice President, Treasury, Risk & Pensions

By:
	Name:	Karen K.L. Uehara
	Title:	Vice President & Corporate Secretary

[Signature Page to Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 8, 2023

Deutsche Bank Trust Company Americas, As Trustee

By:
Name:
Title:

[Certificate of Authentication]

(REVERSE OF NOTE)

ENBRIDGE INC.

5.700% Sustainability-Linked Senior Notes due 2033

This Security is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of February 25, 2005, between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 2012, between the Company and the Trustee, the Sixth Supplemental Indenture, dated as of May 13, 2019, among the Company, Spectra Energy Partners, LP (“SEP”), Enbridge Energy Partners, L.P. (“EEP” and, together with SEP, the “Guarantors”) and the Trustee and the Eighth Supplemental Indenture, dated as of June 28, 2021, among the Company, the Guarantors and the Trustee (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated as the 5.700% Sustainability-Linked Senior Notes due 2033 of the Company, issued in initial aggregate principal amount of $2,300,000,000.

From and including September 8, 2031 (or if such day is not a Business Day, the next succeeding Business Day) (the “Step Up Date”), the interest rate payable on this Note shall be increased by 50 basis points to 6.200% per annum (the “Step Up Interest Rate”), unless the Company has notified the Trustee in writing on or before the date that is 15 days prior to September 8, 2031 (the “Notification Due Date”) in the form of an Officers’ Certificate (the “Satisfaction Notification”) that the Company has determined that (i) the Company has satisfied the GHG Intensity Performance Target (as defined herein) and (ii) the Company has received a related Assurance Letter (as defined herein) from the External Verifier (as defined herein).

Whenever in this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of this Note or of principal, interest or of any other amount payable under, or with respect to, this Note, such mention shall be deemed to include mention of the payment of interest for this Note calculated at the Step Up Interest Rate to the extent that, in such context, interest calculated at the Step Up Interest Rate, is, was or would be payable in respect thereof.

The interest rate applicable to this Note will only be adjusted on the Step Up Date based upon the satisfaction or non-satisfaction of the GHG Intensity Performance Target on or prior to the Notification Due Date. Any satisfaction of the GHG Intensity Performance Target subsequent to the Notification Due Date or cessation of satisfaction, or any failure to satisfy the GHG Intensity Performance Target subsequent to the Notification Due Date will not result in an adjustment to the interest rate payable on this Note.

The Trustee shall not be obliged to monitor, inquire or verify as to whether the GHG Intensity Performance Target has been satisfied. With respect to the rate at which this Note will bear interest, the Trustee shall be fully protected in conclusively relying upon an Officers’ Certificate delivered to the Trustee by the Company on or prior to the Notification Due Date, which sets out the interest rate for this Note.

In connection with this interest determination provisions of this Note and the redemption provisions described below, the following defined terms apply:

“Absolute GHG Emissions” means, for any period, the total aggregate amount of Scope 1 Emissions and Scope 2 Emissions for such period, which, for greater certainty, will not include the purchase of carbon offsets.

“External Verifier” means one or more qualified independent public accountants or environmental consultants of recognized national standing designated from time to time by the Company to provide limited assurance on the Company’s GHG Intensity.

“GHG Intensity” means the Absolute GHG Emissions per petajoule of energy delivered (throughput) by assets under the operational control of the Company and its Subsidiaries in a fiscal year, as calculated at the end of such fiscal year in accordance with the Company’s internal throughput calculation methodology. The Company may elect, without the consent of the Holders of the Notes, to switch from the operational control approach for calculating GHG Intensity to an equity share or financial control approach or, in the event of significant or structural changes at the Company (including acquisitions, divestitures, mergers or other corporate actions with similar effect), changes in a calculation methodology for GHG emissions and emissions intensity used by the Company’s peers or the market in general or adopted as industry standard or required by law, changes in data availability due to improved calculation methodologies or better data collection processes or accessibility or the discovery of data errors, may, in good faith and without the consent of the Holders of the Notes, make other adjustments to the Company’s internal methodology for calculating energy throughput and Absolute GHG Emissions and/or to the 2018 baseline GHG Intensity, provided that any such adjustment shall be guided by the GHG Protocol and/or other applicable market standards or regulatory requirements and in the aggregate maintain or increase the proposed level of ambition of the GHG Intensity Performance Target in all material respects.

“GHG Intensity Performance Reference Period” means the fiscal year of the Company ending December 31, 2030, provided that, for the purposes of a redemption of the Notes in advance of the GHG Intensity Performance Target Observation Date, “GHG Intensity Performance Reference Period” for such Notes to be redeemed shall mean the most recent fiscal year of the Company ended prior to the date that notice of redemption is given to Holders of such Notes to be redeemed.

“GHG Intensity Performance Target” means a reduction of GHG Intensity of 35% during the GHG Intensity Performance Reference Period relative to the GHG Intensity for the Company’s 2018 fiscal year, provided that if the Company subsequently issues sustainability-linked notes linked to the same GHG Intensity Performance Target and the same GHG Intensity Performance Target Observation Date, but with a higher reduction target, the GHG Intensity Performance Target shall be automatically adjusted upward to equal the GHG Intensity reduction percentage required by such subsequent sustainability-linked notes.

“GHG Intensity Performance Target Observation Date” means December 31, 2030.

“GHG Protocol” means the second (2nd) revised edition of the GHG Protocol Corporate Accounting and Reporting Standard of the World Business Council for Sustainable Development and World Resources Institute available at https://ghgprotocol.org/sites/default/files/standards/ghg-protocolrevised.pdf. In the event an updated version of the GHG Protocol is published, the Company may elect at its option to apply such revised version for the purposes of calculating Absolute GHG Emissions and GHG Intensity.

“Scope 1 Emissions” means, for any period, direct greenhouse gas emissions or equivalent CO2 emissions occurring from sources that are controlled by the Company and its Subsidiaries in the operation of their business, which are determined by the Company in accordance with the GHG Protocol and the Company’s internally developed methodology.

“Scope 2 Emissions” means, for any period, indirect greenhouse gas emissions or equivalent CO2 emissions occurring from the generation of purchased and imported electricity consumed by the Company and its Subsidiaries in the operation of their business, which are determined by the Company in accordance with the GHG Protocol and the Company’s internally developed methodology (which may utilize a location-based and/or market-based method).

“Subsidiary” means, solely with respect to the definitions of “Scope 1 Emissions” and “Scope 2 Emissions”, with respect to the Company: (a) any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by the Company or one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries; (b) any partnership of which, at the time, the Company or one or more of its Subsidiaries, or the Company and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner (or the general partner of a general partner), in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or (c) any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by the Company, or one or more of its Subsidiaries, or the Company and one or more of its Subsidiaries.

The Company will, subject to the exceptions and limitations set forth below, pay to the Holder of a Note who is a non-resident of Canada under the Income Tax Act (Canada) such additional amounts as may be necessary so that every net payment on such Note, after deduction or withholding by the Company or of any Paying Agent for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, “Canadian Taxes”) upon or as a result of such payment, will not be less than the amount provided in the Notes to be then due and payable (and the Company shall remit the full amount withheld to the relevant authority in accordance with applicable law); provided, however, that the Company will not be required to make any payment of additional amounts:

(a)	to any person in respect of whom such taxes are required to be withheld or deducted as a result of such person or any other person that has a beneficial interest in respect of any payment under the Notes not dealing at arm’s length with the Company (within the meaning of the Income Tax Act (Canada)), (ii) being a “specified shareholder” (as defined in subsection 18(15) of the Income Tax Act (Canada)) of the Company, or (iii) not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”;

(b)	to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of a Note or receiving any payments or exercising any rights thereunder), including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

(c)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for: (i) the presentation by the Holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the Holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of, any such taxes, assessment or charge;

(d)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(e)	for or on account of any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment to a person on a Note if such payment can be made to such person without such withholding by at least one other Paying Agent the identity of which is provided to such person;

(f)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a Note;

(g)	any withholding or deduction imposed pursuant to: (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between the Company or the Guarantors and the United States or any authority thereof implementing FATCA; or

(h)	for any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor will additional amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

The Company will furnish to the Holders of the Notes by mail, within 30 days after the date of the payment of any Canadian Taxes due under applicable law, certified copies of tax receipts or other documents evidencing such payment.

Wherever in this Note or the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof.

The Company may, at any time, and from time to time, issue additional Notes under the Indenture in unlimited amounts having the same terms as this Note, and such additional Notes will, together with this Note and any Notes which may be issued in exchange or substitution herefor, constitute a single series of Notes under the Indenture.

Prior to December 8, 2032 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a)	(i) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points less (ii) interest accrued on the principal amount of the Notes to be redeemed to the Redemption Date, and

(b)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date.

Solely for the purpose of calculating the applicable interest rate for determining accrued and unpaid interest to the Redemption Date for the Notes being redeemed, if any, and the remaining scheduled payments of interest for such Notes, the applicable interest rate will be calculated assuming that the Company has not satisfied the GHG Intensity Performance Target, unless the Company has provided the Satisfaction Notification on or prior to the date notice of redemption is delivered to the Trustee, in which case the applicable interest rate shall be calculated assuming the Company has satisfied the GHG Intensity Performance Target.

In connection with the interest determination provisions of this Note and such optional redemption, the following defined terms apply:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of US$1,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Notice of redemption of any Notes given to the Holders of the Notes may be conditional and, in such case, such notice of redemption shall specify the details and terms of any event (e.g., a financing, asset disposition or other transaction) on which such redemption is conditional.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, certain obligations of the Company under the Indenture and this Note are guaranteed pursuant to guarantees endorsed hereon as provided in the Indenture.  Each Holder, by holding this Note, agrees to all of the terms and provisions of said guarantees.  The Indenture provides that either guarantor shall be released from its guarantee upon the occurrence of certain events.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are not defined in this Note and are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Exhibit C

Form of the Senior Notes

[See attached.]

C-1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ENBRIDGE INC.

5.969% Senior Notes due 2026

CUSIP No.: 29250N BQ7

ISIN No.: US29250NBQ79

No. R-1	US$500,000,000

ENBRIDGE INC., a corporation duly incorporated under the Companies Act of the Northwest Territories and continued and existing under the Canada Business Corporations Act (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $500,000,000 Dollars on March 8, 2026, and to pay interest thereon from March 8, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 8 and September 8 in each year, commencing September 8, 2023 at the rate of 5.969% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 21 or August 24 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, in each case, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of New York or Calgary, Alberta, Canada, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, including by wire transfer of such payment to the person entitled to receive such payments as specified in the Security Register; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ENBRIDGE INC.

By:
	Name:	Jonathan E. Gould
	Title:	Vice President, Treasury, Risk & Pensions

By:
	Name:	Karen K.L. Uehara
	Title:	Vice President & Corporate Secretary

[Signature Page to Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 8, 2023

Deutsche Bank Trust Company Americas, As Trustee

By:
Name:
Title:

[Certificate of Authentication]

(REVERSE OF NOTE)

ENBRIDGE INC.

5.969% Senior Notes due 2026

This Security is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of February 25, 2005, between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 2012, between the Company and the Trustee, the Sixth Supplemental Indenture, dated as of May 13, 2019, among the Company, Spectra Energy Partners, LP (“SEP”), Enbridge Energy Partners, L.P. (“EEP” and, together with SEP, the “Guarantors”) and the Trustee and the Eighth Supplemental Indenture, dated as of June 28, 2021, among the Company, the Guarantors and the Trustee (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated as the 5.969% Senior Notes due 2026 of the Company, issued in initial aggregate principal amount of $700,000,000.

The Company will, subject to the exceptions and limitations set forth below, pay to the Holder of a Note who is a non-resident of Canada under the Income Tax Act (Canada) such additional amounts as may be necessary so that every net payment on such Note, after deduction or withholding by the Company or of any Paying Agent for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, “Canadian Taxes”) upon or as a result of such payment, will not be less than the amount provided in the Notes to be then due and payable (and the Company shall remit the full amount withheld to the relevant authority in accordance with applicable law); provided, however, that the Company will not be required to make any payment of additional amounts:

(a)	to any person in respect of whom such taxes are required to be withheld or deducted as a result of such person or any other person that has a beneficial interest in respect of any payment under the Notes not dealing at arm’s length with the Company (within the meaning of the Income Tax Act (Canada)), (ii) being a “specified shareholder” (as defined in subsection 18(15) of the Income Tax Act (Canada)) of the Company, or (iii) not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”;

(b)	to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of a Note or receiving any payments or exercising any rights thereunder), including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

(c)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for: (i) the presentation by the Holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the Holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of, any such taxes, assessment or charge;

(d)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(e)	for or on account of any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment to a person on a Note if such payment can be made to such person without such withholding by at least one other Paying Agent the identity of which is provided to such person;

(f)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a Note;

(g)	any withholding or deduction imposed pursuant to: (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between the Company or the Guarantors and the United States or any authority thereof implementing FATCA; or

(h)	for any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor will additional amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

The Company will furnish to the Holders of the Notes by mail, within 30 days after the date of the payment of any Canadian Taxes due under applicable law, certified copies of tax receipts or other documents evidencing such payment.

Wherever in this Note or the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof.

The Company may, at any time, and from time to time, issue additional Notes under the Indenture in unlimited amounts having the same terms as this Note, and such additional Notes will, together with this Note and any Notes which may be issued in exchange or substitution herefor, constitute a single series of Notes under the Indenture.

Prior to March 8, 2024 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

●	(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 25 basis points less (b) interest accrued on the principal amount of the Notes to be redeemed to the Redemption Date, and

●	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date.

In connection with such optional redemption, the following defined terms apply:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of US$1,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Notice of redemption of any Notes given to the Holders of the Notes may be conditional and, in such case, such notice of redemption shall specify the details and terms of any event (e.g., a financing, asset disposition or other transaction) on which such redemption is conditional.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, certain obligations of the Company under the Indenture and this Note are guaranteed pursuant to guarantees endorsed hereon as provided in the Indenture.  Each Holder, by holding this Note, agrees to all of the terms and provisions of said guarantees.  The Indenture provides that either guarantor shall be released from its guarantee upon the occurrence of certain events.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are not defined in this Note and are defined in the Indenture shall have the meanings assigned to them in the Indenture.